Exhibit 3.49

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “URS FEDERAL TECHNICAL SERVICES, INC.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE FOURTEENTH DAY OF JULY, A.D. 1999, AT 12 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “ETS ACQUISITION CORPORATION” TO “EG&G TECHNICAL SERVICES, INC.”, FILED THE TWENTY-FIRST DAY OF JULY, A.D. 1999, AT 4:30 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “EG&G TECHNICAL SERVICES, INC.” TO “URS FEDERAL TECHNICAL SERVICES, INC.”, FILED THE SIXTH DAY OF JANUARY, A.D. 2010, AT 5:36 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “URS FEDERAL TECHNICAL SERVICES, INC.”.

Jeffrey W. Bullock, Secretary of State
3069436 8100H	AUTHENTICATION: 8622145
110296696	DATE: 03-14-11
You may verify this certificate online at corp.delaware.gov/authver.shtml

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 12:00 PM 07/14/1999
991287877 – 3069436

CERTIFICATE OF INCORPORATION

OF

ETS ACQUISITION CORPORATION

FIRST: The name of the corporation (hereinafter sometimes referred to as the “Corporation”) is:

ETS Acquisition Corporation

SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, New Castle County, Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The aggregate number of all classes of shares which the Corporation shall have authority to issue is one thousand (1,000) shares of common stock, par value of $.01 per share.

No holder of shares of the Corporation of any class, now or hereafter authorized, shall have any preferential or preemptive right to subscribe for, purchase or receive any share of the Corporation of any class, now or hereafter authorized, or any options or warrants for such shares, or any rights to subscribe for or purchase such shares, or any securities convertible into or exchangeable for such shares, which may at any time or from time to time be issued, sold or offered for sale by the Corporation; provided, however, that in connection with the issuance or sale of any such shares or securities, the Board of Directors of the Corporation may, in its sole discretion, offer such shares or securities, or any part thereof, for purchase or subscription by the holders of shares of the Corporation, except as may otherwise be provided by this Certificate of Incorporation, as amended from time to time.

At all times, each holder of common stock of the Corporation shall be entitled to one vote for each share of common stock held by such stockholder standing in the name of such stockholder on the books of the Corporation.

FIFTH: The name and address of the Incorporator is as follows:

Eleanor R. Horsley

Latham & Watkins

1001 Pennsylvania Avenue, NW

Suite 1300

Washington, D.C. 20004

SIXTH: In furtherance and not in limitation of the power conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the Bylaws of the Corporation.

SEVENTH: No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for the breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transactions from which the director derived an improper personal benefit.

EIGHTH: Election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

NINTH: The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the General Corporation Law of the State of Delaware. All rights conferred upon stockholders herein are granted subject to this reservation.

I, THE UNDERSIGNED, being the sole Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, herein declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set ray hand this 14th day of July, 1999.

Eleanor R. Horsley
Incorporator

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

ETS ACQUISITION CORPORATION

Pursuant to Section 241 of the General Corporation Law of the State of Delaware, ETS Acquisition Corporation, a Delaware corporation (the “Corporation”), hereby certifies that:

1. The Certificate of Incorporation of the Corporation is hereby amended by deleting the present article FIRST and inserting a new article FIRST as follows:

FIRST: The name of the corporation (hereinafter sometimes referred to as the “Corporation”) is:

EG&G Technical Services, Inc.

2. The Corporation has not received payment for any of its stock and the foregoing amendment has been duly adapted by written consent by the sole Director of the Corporation, pursuant to Section 241 of the Delaware General Corporation Law permitting such action to be taken.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Certificate of Incorporation of the Corporation to be signed and executed in its corporate name by Glenn Youngkin, its Secretary on this 21st day of July, 1999.

Glenn Youngkin
Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:30 PM 07/21/1999
991300903 – 3069436

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:40 PM 01/06/2010
FILED 05:36 PM 01/06/2010
SRV 100015646 – 3069436 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

EG&G TECHNICAL SERVICES, INC.

* * * * *

EG&G Technical Services, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware:

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the Certificate of Incorporation of EG&G Technical Services, Inc. be amended by changing Article I thereof so that, as amended, said Article shall be and read as follows:

“The name of the corporation is URS Federal Technical Services, Inc.”

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said EG&G Technical Services, Inc. has caused this certificate to be signed by Kristin L. Jones, its Assistant Secretary this 6th day of January, 2010.

By:	/s/ Kristin L. Jones
Kristin L. Jones
Assistant Secretary